(h)(1)(ix)

Execution

Amendment

To

Transfer Agency Services Agreement

(Unified Agreement)

This Amendment To Transfer Agency Services Agreement ("Amendment"), dated as of February 9, 2023 ("Effective Date"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and each of the investment companies listed on the signature page to this Amendment (individually, "Investment Company"; collectively, "Investment Companies"), on its own behalf and to the extent the Investment Company has portfolios listed on Exhibit A hereto (individually, "Portfolio"; collectively, "Portfolios"), on behalf of each such Portfolio.

Background

BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and the Investment Companies previously entered into that certain Transfer Agency Services Agreement, dated as of February 25, 2009, several amendments thereto amending Exhibit A, an Adoption Agreement, dated August 2, 2010, an Amendment To Transfer Agency Services Agreement, dated as of February 8, 2011, an Amendment To Transfer Agency Services Agreement, dated as of January 1, 2019, an Amendment To Transfer Agency Services Agreement, dated as of May 1, 2019, an Amendment To Transfer Agency Services Agreement, dated as of November 5, 2019, an Amendment To Transfer Agency Services Agreement, dated as of May 1, 2020, an Amendment To Transfer Agency Services Agreement, dated as of April 4, 2022, an Amendment to Transfer Agency Services Agreement, dated as of October 21, 2022, and an Amendment to Transfer Agency Services Agreement, dated as of November 18, 2022 (collectively, the "Current Unified Agreement"). The parties intend that the Current Unified Agreement be amended as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.Modifications to Current Unified Agreement. The Current Unified Agreement is hereby amended by deleting and replacing Exhibit A in its entirety with the Exhibit A attached to this Amendment, dated as of February 9, 2023 (the "Effective Date"), between BNYM and the Investment Companies (the Current Unified Agreement as so amended being the "Amended Unified Agreement").

2.Adoption of Amended Unified Agreement by New Portfolios. Each Portfolio that has been added to Exhibit A by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Amended Unified Agreement as of the Effective Date, or if BNYM commenced providing services to the Portfolio prior to the Effective Date, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Unified Agreement as of such date. The term "Portfolio" has the same meaning in this Amendment as it has in the Amended Unified Agreement.

3.Remainder of Amended Unified Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Amended Unified Agreement shall remain in full force and effect.

4.Governing Law. The governing law provision of the Amended Unified Agreement shall be the governing law provision of this Amendment.

Execution

5.Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Amended Unified Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

BNY Mellon Investment Servicing (US) Inc.		Voya Funds Trust
Each on its own behalf and, to the extent
applicable, on behalf of each of its Portfolios listed
on Exhibit A to the Amended Unified Agreement,
each in its individual and separate capacity
By:	/s/ Sean Brumble____________________	By:	/s/ Todd Modic___________________
Name:	Sean Brumble______________________	Name:	Todd Modic______________________
Title:	Managing Director__________________	Title:	Senior Vice President_______________

Execution

EXHIBIT A

(Unified Agreement)

(Dated: February 9, 2023)

THIS EXHIBIT A (Unified Agreement) is Exhibit A to that certain Transfer Agency Services Agreement, dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly PNC Global Investment Servicing (U.S.) Inc., and the Investment Companies and Portfolios listed below.

Voya Credit Income Fund

Voya Equity Trust

Voya Corporate Leaders® 100 Fund

Voya Global Multi-Asset Fund

Voya Large-Cap Growth Fund

Voya Large Cap Value Fund

Voya Mid Cap Research Enhanced Index Fund

Voya MidCap Opportunities Fund

Voya Multi-Manager Mid Cap Value Fund

Voya Small Cap Growth Fund

Voya Small Company Fund

Voya U.S High Dividend Low Volatility Fund

Voya VACS Series MCV Fund

Voya Funds Trust

Voya Floating Rate Fund

Voya GNMA Income Fund

Voya Government Money Market Fund

Voya High Yield Bond Fund

Voya Intermediate Bond Fund

Voya Short Duration High Income Fund

Voya Short Term Bond Fund

Voya Strategic Income Opportunities Fund

Voya VACS Series HYB Fund

Voya Investors Trust

Voya Balanced Income Portfolio

Voya Global Perspectives® Portfolio

Voya Government Liquid Assets Portfolio

Voya High Yield Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

Voya U.S. Stock Index Portfolio

Voya VACS Index Series S Portfolio

VY® BlackRock Inflation Protected Bond Portfolio

VY® CBRE Global Real Estate Portfolio

VY® CBRE Real Estate Portfolio

VY® Invesco Growth and Income Portfolio

VY® JPMorgan Emerging Markets Equity Portfolio

VY® JPMorgan Small Cap Core Equity Portfolio

Execution

VY® Morgan Stanley Global Franchise Portfolio

VY® T. Rowe Price Capital Appreciation Portfolio

VY® T. Rowe Price Equity Income Portfolio

Voya Mutual Funds

Voya Global Bond Fund

Voya Global Diversified Payment Fund

Voya Global High Dividend Low Volatility Fund

Voya Global Perspectives® Fund

Voya International High Dividend Low Volatility Fund

Voya Multi-Manager Emerging Markets Equity Fund

Voya Multi-Manager International Equity Fund

Voya Multi-Manager International Factors Fund

Voya Multi-Manager International Small Cap Fund

Voya Russia Fund

Voya VACS Series EME Fund

Voya Partners, Inc.

Voya Global Bond Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution 2065 Portfolio

Voya Index Solution Income Portfolio

Voya International High Dividend Low Volatility Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution 2065 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Solution Moderately Conservative Portfolio

VY® American Century Small-Mid Cap Value Portfolio

VY® Baron Growth Portfolio

VY® Columbia Contrarian Core Portfolio

VY® Columbia Small Cap Value II Portfolio

VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® Invesco Global Portfolio

VY® JPMorgan Mid Cap Value Portfolio

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio

VY® T. Rowe Price Growth Equity Portfolio

Execution

Execution

Voya Separate Portfolios Trust

Voya Emerging Markets Hard Currency Debt Fund

Voya Emerging Markets Local Currency Debt Fund

Voya Investment Grade Credit Fund

Voya Securitized Credit Fund

Voya Target In-Retirement Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Target Retirement 2065 Fund

Voya VACS Series EMCD Fund

Voya VACS Series EMHCD Fund

Voya VACS Series SC Fund

Voya Variable Insurance Trust

VY® BrandywineGLOBAL – Bond Portfolio

Voya Variable Products Trust

Voya MidCap Opportunities Portfolio

Voya SmallCap Opportunities Portfolio